Exhibit 99.1

 EBIX ANNOUNCES RESOLUTION OF IRS AUDIT

ATLANTA, GA - January 6, 2015 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, today announced that it has reached a resolution with the Internal Revenue Service with respect to the previously disclosed audit of Ebix’s income tax returns for the taxable years 2008 through 2012. The assessment relates solely to non-recurring issues associated with certain acquisitions occurring during the audit period. No adverse assessments or deficiencies were asserted with respect to any recurring operating transactions. The audit was extended to 2012, which is now part of the resolution.

The company expects that the assessment will result in an approximately ($1.4) million impact on net income for the fourth quarter of 2014 after taking into account the company’s previously established and disclosed provisions for uncertain tax positions. The audit has no effect on any positions that the Company has taken in any future years. This resolution includes all issues for the taxable years 2008 through 2012.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include estimates regarding the impact on the Company’s financial condition and results of operations as a result of the settlement of the Company’s previously announced income tax audits. In addition, certain statements included in this press release, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC under the heading “Risk Factors”, including the risk factor captioned “We may have exposure to greater than anticipated tax liabilities.”

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any forward-looking statements contained herein.

Exhibit 99.1

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Australia, Brazil, Canada, India, New Zealand, Singapore, the US and the UK, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com.

CONTACT:
Katie Shuford, Edelman - 404-443-7399 or Katie.Shuford@edelman.com
Aaron Tikkoo - 678-281-2027 or atikkoo@ebix.com